Exhibit 99.2

CFO Commentary on First Quarter Fiscal Year 2015 Results

June 5, 2014

GAAP Quarterly Revenue Comparison

($ in millions)	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Subscription and Support	$16.1	$15.4	$13.4	up 5%	up 20%
Perpetual License	0.6	1.5	0.6	down 57%	up 2%
Total Product Revenue	16.7	16.9	14.0	down 1%	up 20%
Professional Services	2.7	2.7	2.0	down 2%	up 31%
Total Revenue	$19.4	$19.6	$16.0	down 1%	up 21%

GAAP Quarterly Financial Comparison

($ in millions, except per share data)	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Gross Margin	73%	78%	78%	down 5% pts	down 5% pts
Operating Expenses	$22.6	$21.5	$17.8	up 5%	up 27%
Earnings Per Share	$(0.34)	$(0.26)	$(0.98)	nm^	nm^

Non- GAAP* Quarterly Financial Comparison

($ in millions, except per share data)	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Gross Margin	75%	79%	79%	down 4% pts	down 4% pts
Operating Expenses	$21.2	$20.2	$17.3	up 5%	up 23%
Earnings Per Share	$(0.27)	$(0.19)	$(0.86)	nm^	nm^

Key Metrics Quarterly Comparison

	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Total Paid Seats	225,963	214,047	184,145	up 6%	up 23%
Renewal Rate	114%	116%	126%	down 2% pts	down 12% pts

*Non-GAAP financials exclude stock-based compensation expense and amortization of acquired intangible assets.

^ Not meaningful

The numbers set forth in this CFO Commentary will be on a non-GAAP basis for all costs, gross margins, operating and net income unless specifically stated otherwise.  Reconciliations between our GAAP and non-GAAP results are set forth in the tables following the narrative.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Key Metrics Discussion

We believe total paid seats are a key indicator of our market penetration, growth and future revenue.  We define a paid seat as a seat with a subscription or support contract as of the measurement date.

We ended the quarter with a total paid seat count of 225,963 seats. This seat count represents a 23% year-over-year increase when compared to 184,145 total paid seats at the close of Q1 of last year.  The 11,916 seats added in the quarter represent an increase of 6% over total paid seats at the end of last quarter.

We provide our renewal rate on a quarterly basis to provide insight into our ability to meaningfully grow our existing customer base. We calculate our renewal rate by comparing the number of paid seats of all of our existing customers at the beginning of a 12 month period to the number of paid seats for those same customers at the end of such period, taking into account non-renewals, upgrades and downgrades.

As of April 30, 2014, our renewal rate was 114%.  Our renewal rate was positively impacted by meaningful seat expansions in some of our largest customers and negatively impacted by non-renewals in the quarter.

The table below highlights our top 15 customers by total paid seats and the year-over-year seat growth.

Top 15 Customers

	First Order Date	First Order Seats	Seats as of Q1 FY15	Y/Y Seat Growth
Customer 1	March 2008	110	12,600	0%
Customer 2	June 2008	25	12,095	137%
Customer 3	May 2009	25	12,000	140%
Customer 4	September 2008	10	7,065	88%
Customer 5	June 2008	100	6,500	0%
Customer 6	January 2008	70	5,710	12%
Customer 7	April 2012	600	5,600	56%
Customer 8	October 2009	350	4,351	28%
Customer 9	September 2013	1500	4,000	New Customer
Customer 10	September 2005	10	3,845	-13%
Customer 11	December 2010	25	3,010	-2%
Customer 12	July 2012	200	3,000	20%
Customer 13	December 2008	35	2,971	33%
Customer 14	December 2010	350	2,714	0%
Customer 15	July 2012	750	2,500	0%
TOTAL		4,160	87,961	41%

Revenue, Calculated Billings, Normalized Billings, Gross Profit and Gross Margin Discussion

Total revenue for the quarter was $19.4 million which represents a 21% year-over-year increase over the same period last year.  International (i.e., non-US) revenue accounted for 14% of revenue in the quarter.  However, since many of our domestic customers have international users, approximately 37% of the users that access our multi-tenant platform are from locations outside the US.

Subscription and support revenue for the quarter was $16.1 million which represents a year-over-year increase of 20%.

Perpetual revenue for the quarter was $0.6 million which represents a year-over-year increase of 2%.  The majority of our product revenue is subscription and support revenue, but we do expect some customers to buy perpetual licenses.

Services revenue for the quarter was $2.7 million which represents a 31% year-over-year increase.  In fiscal year 2014, as a result of added capacity and increased efficiency, we were able to deliver meaningfully against our services backlog.  We expect to see continued strength in services in this fiscal year, as we continue to build our backlog.  We believe services are a critical component of our customers’ agile transformation.

Calculated billings, a non-GAAP measure which we define as revenue plus the change in deferred revenue, closed the quarter at $18.4 million, representing a year-over-year increase of 3% as compared to Q1 of fiscal year 2014.

In the past, we have normalized calculated billings only for the impact of prepaid contracts.  When we normalize for prepaid contracts in Q1, our normalized billings were $19.0 million, representing a year-over-year increase of 7% as compared to the normalized billings in Q1 of fiscal year 2014.  However, in addition to multi-year pre-pay contracts, calculated billings can be impacted materially by add-on orders that co-term with the original contract that expires in less than one year and contracts that are off balance sheet in nature.  For example, in Q1, we executed a $3.7 million annual contract with an existing customer, where the customer needed to be billed in arrears.  As a result, the entire value of this contract resides in off balance sheet deferred revenue.  The increase in contract value for this specific deal was approximately $2.1 million.

Gross profit for the quarter was $14.6 million, compared to $12.7 million in Q1 of fiscal year 2014, reflecting an increase of $1.9 million or 15%.  Total gross margin for the quarter was 75%.

Our product gross margin for the quarter was 87%.  Our professional services gross margin for the quarter was break-even, which is largely a result of increased capacity added toward the end of fiscal year 2014.

Operating Expenses and Net Income Discussion

Sales and marketing expense was $11.0 million, representing a year-over-year increase of $2.2 million or 26% as compared to Q1 of fiscal year 2014.  This increase was driven mainly by increased headcount across our sales and marketing organizations, and variable spend in our lead generation activities.  As a percentage of revenue, sales and marketing expense was 56% for the quarter, as compared to 54% for the same period in fiscal year 2014.

Research and development expense was $5.6 million, representing a year-over-year increase of $0.7 million or 15% as compared to Q1 of fiscal year 2014.  This increase was driven mainly by increased headcount as we continue to invest in product development.  As a percentage of revenue, R&D expense was 29% for the quarter, compared to 30% for the same period in fiscal year 2014.

G&A expense was $4.7 million, representing a year-over-year increase of $1.0 million or 27% as compared to Q1 of fiscal year 2014.  This increase was driven mainly by increased headcount to support our growth and certain legal, accounting and insurance expenses related to operating as a public company.  As a percentage of revenue, G&A expense was 24% for the quarter, as compared to 23% for the same period in fiscal year 2014.

Net loss for the first quarter was $6.8 million or a net loss per share of $(0.27) per basic and diluted share.

We are currently generating a net loss and as such, our basic weighted average shares outstanding for the first quarter was approximately 24.8 million, which does not include the impact of vested stock options.  If we were profitable today, our fully diluted share count would have been approximately 25.6 million shares when applying the treasury stock method to these vested stock options.

Cash Flow and Balance Sheet Discussion

Cash flow from operating activities was negative $2.8 million for the quarter, as compared to positive $1.4 million for Q1 of fiscal year 2014.

As of April 30, 2014, our total cash, cash equivalents, excluding restricted cash, and accounts receivable balance was approximately $101.8 million, as compared to $110.7 million as of January 31, 2014, and $115.4 million as of April 30, 2013.   We currently carry no bank debt.

We ended the quarter with an accounts receivable balance of $16.0 million.

Total deferred revenue decreased $0.3 million year-over-year to close the quarter at $39.7 million.  Short term deferred revenue increased $3.1 million year-over-year to close the quarter at $38.0 million.

Our days sales outstanding was 78 days at April 30, 2014 as compared to 59 days at April 30, 2013.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for calculated billings, normalized billings, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. We believe the presentation of operating results excluding stock-

based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing our past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this CFO Commentary.

Forward-looking Statements

This CFO Commentary contains forward-looking statements, including statements regarding our future financial performance, market growth, the demand for our solutions, and general business conditions. Any forward-looking statements contained in this CFO Commentary are based upon our historical performance and current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this CFO Commentary. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in such forward-looking statements include, but are not limited to, the growth of demand for Agile software development, our ability to expand relationships with existing customers, our ability to attract and retain customers, the mix of perpetual license and subscription revenue, competitive factors, including but not limited to pricing pressures, industry consolidation, and entry of new competitors and new products, our ability to manage growth effectively, the ability of new sales personnel to become fully productive quickly and effectively, our ability to maintain, protect and enhance our brand and intellectual property, general economic and financial conditions, and other risks and uncertainties. Further information on risk factors that could cause actual results to differ materially from forecasted results is included in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 11, 2014 and our Quarterly Report on Form 10-Q that will be filed for the quarter ended April 30, 2014.

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	April 30,	January 31,	April 30,
	2014	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$85,731	$88,891	$103,647
Restricted cash, short-term	16	16	—
Accounts receivable, net	16,029	21,771	11,743
Other receivables	108	78	40
Prepaid expenses and other current assets	4,177	3,310	3,201
Total current assets	106,061	114,066	118,631

Property and equipment, net	5,893	5,569	7,582
Goodwill	2,572	2,529	2,282
Intangible assets, net	1,777	1,909	—
Restricted cash, long-term	4,200	4,200	—
Other assets	757	810	388

Total assets	$121,260	$129,083	$128,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,605	$2,170	$3,345
Accrued liabilities	3,452	4,812	3,341
Deferred revenue	38,046	38,352	34,926
Other current liabilities	2,869	2,054	535
Total current liabilities	46,972	47,388	42,147

Deferred revenue, net of current portion	1,665	2,433	5,058
Deferred rent expense, net of current portion	873	888	929

Total liabilities	49,510	50,709	48,134

Stockholders’ equity:
Common stock	3	3	3
Additional paid-in capital	175,829	174,027	162,071
Accumulated deficit	(104,141)	(95,660)	(81,319)
Accumulated other comprehensive income	59	4	(6)
Total stockholders’ equity	71,750	78,374	80,749

Total liabilities and stockholders equity	$121,260	$129,083	$128,883

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30,	January 31,	April 30,
	2014	2014	2013
Revenue:
Subscription and support	$16,105	$15,371	$13,373
Perpetual license	639	1,495	629
Total product revenue	16,744	16,866	14,002

Professional services	2,687	2,739	2,047

Total revenue	19,431	19,605	16,049

Cost of revenue (1) (2):
Product	2,396	2,085	1,684
Professional services	2,771	2,319	1,873
Total cost of revenue	5,167	4,404	3,557

Gross profit	14,264	15,201	12,492

Operating expenses (1):
Sales and marketing	11,410	10,876	8,835
Research and development	5,986	5,515	5,079
General and administrative	5,188	5,064	3,854
Total operating expenses	22,584	21,455	17,768

Loss from operations	(8,320)	(6,254)	(5,276)

Other income (expense):
Interest and other income	39	37	13
Interest expense	—	—	(462)
Loss on foreign currency transactions and other gain (loss)	(82)	(20)	(19)

Loss before provision for income taxes	(8,363)	(6,237)	(5,744)
Provision for income taxes	118	40	46
Net loss	$(8,481)	$(6,277)	$(5,790)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.26)	$(0.98)

Weighted average common shares outstanding, basic and diluted	24,816	24,592	5,904

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30, 2014	January 31, 2014	April 30, 2013
Cost of product revenue	$95	$76	$66
Cost of professional services revenue	89	60	19
Sales and marketing	438	413	105
Research and development	412	251	224
General and administrative	522	601	170

	$1,556	$1,401	$584

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$132	$132	$148

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	April 30,	January 31,	April 30,
	2014	2014	2013
Cash flow from operating activities:
Net loss	$(8,481)	$(6,277)	$(5,790)

Adjustments to reconcile net loss to cash provided by (used) in operating activities:
Depreciation and amortization	724	699	638
Noncash stock-based compensation expense	1,556	1,401	584
Noncash interest expense	—	—	462
Other	19	2	—
Changes in operating assets and liabilities:
Accounts receivable	5,742	(10,051)	4,575
Other receivables	(30)	92	251
Prepaid and other current assets	(867)	(624)	(1,264)
Other assets	36	(154)	(61)
Accounts payable and accrued expenses	(1,183)	828	370
Deferred revenue	(1,075)	7,098	1,793
Other current liabilities	815	(882)	(192)
Deferred rent expense, net of current portion and other long-term liabilities	(15)	(15)	(9)
Restricted cash	—	(16)	—

Net cash provided by (used) in operating activities	(2,759)	(7,899)	1,357

Cash flow from investing activities:
Purchase of property and equipment	(648)	(698)	(2,142)
Proceeds from sale of property and equipment	1	—	—
Purchase of Flowdock Oy, net of cash received	—	—	(2,857)

Net cash (used) in investing activities	(647)	(698)	(4,999)

Cash flow from financing activities:
Proceeds from exercise of common stock options	246	769	261
Proceeds from employee stock purchase plan	—	1,884	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	89,838
Payments of offering costs	—	—	(419)

Net cash provided by financing activities	246	2,653	89,680

Net increase (decrease) in cash and cash equivalents during period	(3,160)	(5,944)	86,038

Cash and cash equivalents at beginning of period	88,891	94,835	17,609
Cash and cash equivalents at end of period	$85,731	$88,891	$103,647

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30, 2014			April 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$16,105	$—	$16,105	$13,373	$—	$13,373
Perpetual license	639	—	639	629	—	629
Total product revenue	16,744	—	16,744	14,002	—	14,002

Professional services	2,687	—	2,687	2,047	—	2,047

Total revenue	19,431	—	19,431	16,049	—	16,049

Cost of revenue (1)(2):
Product	2,396	(227)	2,169	1,684	(214)	1,470
Professional services	2,771	(89)	2,682	1,873	(19)	1,854
Total cost of revenue	5,167	(316)	4,851	3,557	(233)	3,324

Gross profit (3)	14,264	316	14,580	12,492	233	12,725
Gross margin	73%		75%	78%		79%

Operating expenses (1):
Sales and marketing	11,410	(438)	10,972	8,835	(105)	8,730
Research and development	5,986	(412)	5,574	5,079	(224)	4,855
General and administrative	5,188	(522)	4,666	3,854	(170)	3,684
Total operating expenses	22,584	(1,372)	21,212	17,768	(499)	17,269

Loss from operations	(8,320)	1,688	(6,632)	(5,276)	732	(4,544)

Other income (expense):
Interest and other income	39	—	39	13	—	13
Interest expense	—	—	—	(462)	—	(462)
Loss on foreign currency transactions and other gain (loss)	(82)	—	(82)	(19)	—	(19)

Loss before provision for income taxes	(8,363)	1,688	(6,675)	(5,744)	732	(5,012)
Provision for income taxes	118	—	118	46	—	46
Net loss	$(8,481)	$1,688	$(6,793)	$(5,790)	$732	$(5,058)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$0.07	$(0.27)	$(0.98)	$0.12	$(0.86)

Weighted average common shares outstanding, basic and diluted	24,816		24,816	5,904		5,904

(1) Adjustments include stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets

(3) Gross profit includes product and professional services gross profit (loss) as follows:

Product gross profit	$14,348	$227	$14,575	$12,318	$214	$12,532
Product gross margin	86%		87%	88%		90%

Professional services gross profit (loss)	$(84)	$89	$5	$174	$19	$193
Professional services gross margin	-3%		0%	9%		9%

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 31, 2014
	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$15,371	$—	$15,371
Perpetual license	1,495	—	1,495
Total product revenue	16,866	—	16,866

Professional services	2,739	—	2,739

Total revenue	19,605	—	19,605

Cost of revenue (1)(2):
Product	2,085	(208)	1,877
Professional services	2,319	(60)	2,259
Total cost of revenue	4,404	(268)	4,136

Gross profit (3)	15,201	268	15,469
Gross margin	78%		79%

Operating expenses (1):
Sales and marketing	10,876	(413)	10,463
Research and development	5,515	(251)	5,264
General and administrative	5,064	(601)	4,463
Sublease termination income	—	—	—
Total operating expenses	21,455	(1,265)	20,190

Loss from operations	(6,254)	1,533	(4,721)

Other income (expense):
Interest and other income	37	—	37
Interest expense	—	—	—
Loss on foreign currency transactions and other gain (loss)	(20)	—	(20)

Loss before provision for income taxes	(6,237)	1,533	(4,704)
Provision for income taxes	40	—	40
Net loss	$(6,277)	$1,533	$(4,744)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$0.07	$(0.19)

Weighted average common shares outstanding, basic and diluted	24,592		24,592

(1) Adjustments include stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets

(3) Gross profit includes product and professional services gross profit (loss) as follows:

Product gross profit	$14,781	$208	$14,989
Product gross margin	88%		89%

Professional services gross profit (loss)	$420	$60	$480
Professional services gross margin	15%		18%

Rally Software Development Corp.

Reconciliation of Total Revenue to Calculated Billings, Normalized Billings and

Days Sales Outstanding

(unaudited, in thousands except days sales outstanding)

	Three Months Ended
	April 30,	January 31,	April 30,
	2014	2014	2013

Total revenue	$19,431	$19,605	$16,049

Deferred revenue-
End of period	39,711	40,785	39,984
Beginning of period	(40,785)	(33,688)	(38,190)

Net change	(1,074)	7,097	1,794

Calculated billings	18,357	26,702	17,843

Other adjustments (1)	597	—	(56)

Normalized billings	$18,954	$26,702	$17,787

Accounts receivable	$16,029	$21,771	$11,743

Days Sales Outstanding (2)	78	75	59

(1) - Other adjustments includes adjustments for multi-year prepaid contracts, contracts that were not paid annually in advance and add-on orders.

(2) - Days sales outstanding is computed using calculated billings.